ALLIANCEBERNSTEIN BOND FUND, INC.
Exhibit 77Q1
-AllianceBernstein Bond Inflation Strategy
-AllianceBernstein Municipal Bond Inflation Strategy
-AllianceBernstein Multi-Asset Inflation Strategy
811-02383


Amended Advisory Agreement: Incorporated by reference to Post-Effective Amendment No. 92 to Registrants Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on December 18, 2009. Amended Advisory Agreement: Attached hereto.
Articles Supplementary: Incorporated by reference to Post-Effective Amendment No. 93 to Registrants Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on December 21, 2009. Articles Supplementary: Incorporated by reference to Post-Effective Amendment No. 95 to Registrants Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on January 26, 2010.